Registration No. 333-51911

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               Perini Corporation
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             (Exact name of Registrant as specified in its charter)

                                  MASSACHUSETTS
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         (State or other jurisdiction of incorporation or organization)

                                   04-1717070
                 -----------------------------------------------
                      (I.R.S. Employer Identification No.)

              73 MT. WAYTE AVENUE, FRAMINGHAM, MASSACHUSETTS 01701
                                 (508) 628-2000
--------------------------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                 PERINI CORPORATION AMENDED AND RESTATED GENERAL
                           INCENTIVE COMPENSATION PLAN
              PERINI CORPORATION AMENDED AND RESTATED CONSTRUCTION
                    BUSINESS UNIT INCENTIVE COMPENSATION PLAN
                        --------------------------------
                            (Full title of the plans)

                                 DAVID B. PERINI
                             CHAIRMAN OF THE COMPANY
                               PERINI CORPORATION
              73 MT. WAYTE AVENUE, FRAMINGHAM, MASSACHUSETTS 01701
                                 (508) 628-2000
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            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                             Thomas W. Jackson, Esq.
                            Jacobs Persinger & Parker
                    77 Water Street, New York, New York 10005
                                 (212) 344-1866

                               Perini Corporation


        This Post Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-51911) (the "Registration Statement") is being filed to deregister certain shares of Common Stock, $1.00 par value (the "Common Stock"), of Perini Corporation (the "Registrant") which were registered pursuant to the Registrant's Amended and Restated General Incentive Compensation Plan and Amended and Restated Construction Business Unit Incentive Compensation Plan (collectively the "Plans").

        The Registration Statement registered 264,000 shares of Common Stock to be issued for the stock portion of the 1997 incentive compensation awards (the "1997 Awards") payable to employees in 1998 under the Plans. As of March 30, 1999, of the 264,000 shares of Common Stock registered, 239,211 shares were issued in payment of the 1997 Awards and 24,789 shares are reserved and remain available for issuance for payment of the 1997 Awards. Payment of the 1997 Awards is presently completed and 24,789 shares of Common Stock reserved for issuance will not be issued and are hereby deregistered.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, Perini Corporation, certifies that is has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Framingham, Massachusetts, on the 30th day of March, 1999.

                               PERINI CORPORATION



                                  By:      s/David B. Perini
                                           David B. Perini
                                           Chairman of the Company


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


Signature                      Title                              Date

                               Chairman of the Company            March 30, 1999
                               (Principal Executive Director)
s/David B.Perini
DAVID B. PERINI

                                Executive Vice President, Chief   March 30, 1999
                                Financial Officer (Principal
                                Financial Officer)
s/RobertBand
ROBERT BAND

                                Vice President and Controller     March 30, 1999
                                (Principal Accounting Officer)
s/Barry R.Blake
BARRY R. BLAKE

Signature                         Title                           Date

Richard J. Boushka *              Director                        March 30, 1999
RICHARD J. BOUSHKA

Marshall M. Criser *              Director                        March 30, 1999
MARSHALL M. CRISER

Albert A. Dorman *                Director                        March 30, 1999
ALBERT A. DORMAN

Arthur J. Fox, Jr. *              Director                        March 30, 1999
ARTHUR J. FOX, JR.

Nancy Hawthorne *                 Director                        March 30, 1999
NANCY HAWTHORNE

Michael R. Klein *                Director                        March 30, 1999
MICHAEL R. KLEIN

Douglas J. McCarron *             Director                        March 30, 1999
DOUGLAS J. McCARRON

John J. McHale *                  Director                        March 30, 1999
JOHN J. McHALE

Jane E. Newman *                  Director                        March 30, 1999
JANE E. NEWMAN

Ronald N. Tutor *                 Director                        March 30, 1999
RONALD N. TUTOR



*  By:  s/David B. Perini
        David B. Perini, attorney-in-fact